Houlihan Lokey Reports Second Quarter Fiscal 2024 Financial Results

– Second Quarter Fiscal 2024 Revenues of $467 million –
– Second Quarter Fiscal 2024 Diluted EPS of $0.99 –
– Adjusted Second Quarter Fiscal 2024 Diluted EPS of $1.11 –
– Announces Dividend of $0.55 per Share for Third Quarter Fiscal 2024 –

LOS ANGELES and NEW YORK - October 26, 2023 - Houlihan Lokey, Inc. (NYSE:HLI) (“Houlihan Lokey” or the “Company”) today reported financial results for its second quarter ended September 30, 2023.
For the second quarter ended September 30, 2023, revenues were $467 million, compared with $490 million for the second quarter ended September 30, 2022. Net income was $67 million, or $0.99 per diluted share, for the second quarter ended September 30, 2023, compared with $61 million, or $0.87 per diluted share, for the second quarter ended September 30, 2022. Adjusted net income for the second quarter ended September 30, 2023 was $77 million, or $1.11 per diluted share, compared with $83 million, or $1.19 per diluted share, for the second quarter ended September 30, 2022.
“We finished our second fiscal quarter with better results than our prior quarter. We continue to see improvements in the availability of debt capital and confidence in the earnings outlook for our clients, all of which bodes well for a steady recovery of the M&A markets. However, the recent geopolitical crises may impact our cautious optimism. Regardless, we believe we are well positioned to handle most economic environments, and we will continue to invest in professionals, acquisitions, industries and geographies where we believe we can create long term shareholder value,” stated Scott Beiser, Chief Executive Officer of Houlihan Lokey.

Selected Financial Data

(In thousands, except per share data)	U.S. GAAP
	Three Months Ended September 30,		Six Months Ended September 30,
	2023	2022	2023	2022
Revenues by segment
Corporate Finance	$281,684	$315,016	$508,735	$578,967
Financial Restructuring	114,670	97,694	238,038	176,532
Financial and Valuation Advisory	70,635	76,827	136,045	152,682
Revenues	$466,989	$489,537	$882,818	$908,181
Operating expenses:
Employee compensation and benefits	$296,542	$309,859	$560,025	$575,594
Non-compensation	80,170	90,307	159,169	165,646
Operating income	90,277	89,371	163,624	166,941
Other expense, net	(3,296)	5,104	(6,301)	6,853
Income before provision for income taxes	93,573	84,267	169,925	160,088
Provision for income taxes	26,542	23,537	41,504	28,576
Net income attributable to Houlihan Lokey, Inc.	$67,031	$60,730	$128,421	$131,512

Diluted earnings per share attributable to Houlihan Lokey, Inc.	$0.99	$0.87	$1.89	$1.90

Revenues

For the second quarter ended September 30, 2023, revenues were $467 million, compared with $490 million for the second quarter ended September 30, 2022. Revenues decreased primarily as a result of a decrease in the average transaction fee on closed transactions in our Corporate Finance (“CF”) business. For the second quarter ended September 30, 2023, CF revenues decreased (11)%, Financial Restructuring (“FR”) revenues increased 17%, and Financial and Valuation Advisory (“FVA”) revenues decreased (8)%, in each case, when compared with the second quarter ended September 30, 2022.

Expenses

The Company’s employee compensation and benefits expenses, non-compensation expenses, and provision for income taxes during the periods presented and described below are on a GAAP and an adjusted basis.

	U.S. GAAP		Adjusted (Non-GAAP) *
	Three Months Ended September 30,
($ in thousands)	2023	2022	2023	2022
Expenses:
Employee compensation and benefits	$296,542	$309,859	$287,200	$301,063
% of Revenues	63.5%	63.3%	61.5%	61.5%
Non-compensation	$80,170	$90,307	$75,345	$72,358
% of Revenues	17.2%	18.4%	16.1%	14.8%
Per full time employee (1)	$30	$38	$29	$30
Provision for income taxes	$26,542	$23,537	$30,329	$32,084
% of Pre-tax income	28.4%	27.9%	28.4%	27.9%
*Adjusted figures represent non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers.
(1)Calculated using the average of the number of full time employees at the beginning of the reporting period and the end of the reporting period.

	U.S. GAAP		Adjusted (Non-GAAP) *
	Six Months Ended September 30,
($ in thousands)	2023	2022	2023	2022
Expenses:
Employee compensation and benefits	$560,025	$575,594	$542,933	$558,530
% of Revenues	63.4%	63.4%	61.5%	61.5%
Non-compensation	$159,169	$165,646	$150,989	$131,932
% of Revenues	18.0%	18.2%	17.1%	14.5%
Per full time employee (1)	$60	$69	$57	$55
Provision for income taxes	$41,504	$28,576	$55,828	$57,289
% of Pre-tax income	24.4%	17.9%	28.7%	26.5%
*Adjusted figures represent non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers.
(1)Calculated using the average of the number of full time employees at the beginning of the reporting period and the end of the reporting period.

Employee compensation and benefits expenses were $297 million for the second quarter ended September 30, 2023, compared with $310 million for the second quarter ended September 30, 2022. Adjusted employee compensation and benefits expenses were $287 million for the second quarter ended September 30, 2023, compared with $301 million for the second quarter ended September 30, 2022. This resulted in an adjusted compensation ratio of 61.5% for both the second quarter ended September 30, 2023 and the second quarter ended September 30, 2022. The decrease in GAAP and adjusted employee compensation and benefits expenses was a result of a decrease in revenues for the quarter when compared with the same quarter last year.

Non-compensation expenses were $80 million for the second quarter ended September 30, 2023, compared with $90 million for the second quarter ended September 30, 2022. The decrease in GAAP non-compensation expenses was primarily a result of a decrease in depreciation and amortization and a decrease in other operating expenses for the quarter when compared with the same quarter last year. Adjusted non-compensation expenses were $75 million for the second quarter ended September 30, 2023, compared with $72 million for the second quarter ended September 30, 2022. The increase in adjusted non-compensation expenses was primarily a result of an increase in rent expense.

The provision for income taxes was $27 million, representing an effective tax rate of 28.4% for the second quarter ended September 30, 2023, compared with $24 million, representing an effective tax rate of 27.9% for the second quarter ended September 30, 2022. The adjusted provision for income taxes was $30 million, representing an adjusted effective tax rate of 28.4% for the second quarter ended September 30, 2023, compared with $32 million, representing an adjusted effective tax rate of 27.9% for the second quarter ended September 30, 2022.

Segment Reporting for the Second Fiscal Quarter

Corporate Finance
CF revenues were $282 million for the second quarter ended September 30, 2023, compared with $315 million for the second quarter ended September 30, 2022, representing a decrease of (11)%. Revenues decreased due to a decrease in the average transaction fee on closed transactions, which was driven by transaction mix, and did not represent a trend in the average transaction fee on closed transactions.

	Three Months Ended September 30,		Six Months Ended September 30,
($ in thousands)	2023	2022	2023	2022
Corporate Finance
Revenues	$281,684	$315,016	$508,735	$578,967
# of Managing Directors	211	210	211	210
# of Closed transactions (1)	117	114	212	238

Financial Restructuring
FR revenues increased 17% to $115 million for the second quarter ended September 30, 2023, compared with $98 million for the second quarter ended September 30, 2022. Revenues increased primarily due to an increase in the number of closed transactions during the quarter, which was driven by favorable market conditions for restructuring transactions.

	Three Months Ended September 30,		Six Months Ended September 30,
($ in thousands)	2023	2022	2023	2022
Financial Restructuring
Revenues	$114,670	$97,694	$238,038	$176,532
# of Managing Directors	60	56	60	56
# of Closed transactions (1)	31	24	61	40

Financial and Valuation Advisory
FVA revenues decreased (8)% to $71 million for the second quarter ended September 30, 2023, compared with $77 million for the second quarter ended September 30, 2022. Revenues decreased primarily due to a decrease in the number of Fee Events. The decrease in the number of Fee Events was driven by softness in the M&A markets, which affected one or more of the service lines within our FVA business.

	Three Months Ended September 30,		Six Months Ended September 30,
($ in thousands)	2023	2022	2023	2022
Financial and Valuation Advisory
Revenues	$70,635	$76,827	$136,045	$152,682
# of Managing Directors	40	40	40	40
# of Fee Events (1)	852	890	1,255	1,404
(1)A Fee Event includes any engagement that involves revenue activity during the measurement period based on a revenue minimum of one thousand dollars. References in this press release to closed transactions should be understood to be the same as transactions that are “effectively closed” as described in our periodic reports on Forms 10-K and 10-Q.

Balance Sheet and Capital Allocation
The Board of Directors of the Company declared a regular quarterly cash dividend of $0.55 per share of Class A and Class B common stock. The dividend will be payable on December 15, 2023 to stockholders of record as of the close of business on December 1, 2023. As of September 30, 2023, the Company had $525 million of cash and cash equivalents and investment securities, and $31 million of other liabilities.

Investor Conference Call and Webcast
The Company will host a conference call and live webcast at 5:00 p.m. Eastern Time on Thursday, October 26, 2023, to discuss its second quarter fiscal 2024 results. The number to call is 1-877-407-4018 (domestic) or 1-201-689-8471 (international). A live webcast will be available in the Investor Relations section of the Company’s website. A replay of the conference call will be available from October 26, 2023 through November 2, 2023, by dialing 1-844-512-2921 (domestic) or 1-412-317-6671 (international) and entering the passcode 13741798. A replay of the webcast will be archived and available on the Company’s website.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws. You can identify these statements by our use of the words “assumes,” “believes,” “estimates,” “expects,” “guidance,” “intends,” “plans,” “projects,” and similar expressions that do not relate to historical matters. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties, and other factors which are, in some cases, beyond the Company’s control and could materially affect actual results, performance, or achievements. For a further description of such factors, you should read the Company’s filings with the Securities and Exchange Commission. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. The Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Non-GAAP Financial Measures
Adjusted net income, total and on a per share basis, and certain adjusted items used to determine adjusted net income, are presented and discussed in this earnings press release and are non-GAAP measures that management believes, when presented together with comparable GAAP measures, are useful to investors in understanding the Company’s operating results. These adjusted items remove the significant accounting impact of one-time or non-recurring charges associated with the Company’s one-time/non-recurring matters, as set forth in the tables at the end of this release.

The adjusted items included in this earnings press release as calculated by the Company are not necessarily comparable to similarly titled measures reported by other companies. Additionally, these adjusted amounts are not a measurement of financial performance or liquidity under GAAP and should not be considered as an alternative to the Company’s financial information determined under GAAP. For a description of the Company’s use of these adjusted items and a reconciliation with comparable GAAP items, see the section of this press release titled “Reconciliation of GAAP to Adjusted Financial Information.” Please refer to our financial statements, prepared in accordance with GAAP, for purposes of evaluating our financial condition, results of operations, and cash flows.

About Houlihan Lokey
Houlihan Lokey, Inc. (NYSE:HLI) is a global investment bank with expertise in mergers and acquisitions, capital markets, financial restructuring, and financial and valuation advisory. Houlihan Lokey serves corporations, institutions, and governments worldwide with offices in the Americas, Europe, the Middle East, and the Asia-Pacific region. Independent advice and intellectual rigor are hallmarks of the firm’s commitment to client success across its advisory services. The firm is the No. 1 investment bank for global M&A transactions under $1 billion, the No. 1 M&A advisor for the past eight consecutive years in the U.S., the No. 1 global restructuring advisor for the past nine consecutive years, and the No. 1 global M&A fairness opinion advisor over the past 25 years, all based on number of transactions and according to data provided by Refinitiv.

For more information, please visit www.HL.com.

Contact Information

Investor Relations 212.331.8225 IR@HL.com	OR	Media Relations 212.331.8223 PR@HL.com

Appendix

Condensed Consolidated Balance Sheets (Unaudited)
Condensed Consolidated Statements of Income (Unaudited)
Reconciliation of GAAP to Adjusted Financial Information (Unaudited)

HOULIHAN LOKEY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

(In thousands, except share data and par value)	September 30, 2023	March 31, 2023
Assets
Cash and cash equivalents	$493,929	$714,439
Restricted cash	373	373
Investment securities	31,214	37,309
Accounts receivable, net of allowance for credit losses	152,243	182,029
Unbilled work in process, net of allowance for credit losses	133,787	115,045
Income taxes receivable	22,549	17,693
Deferred income taxes	106,343	104,941
Property and equipment, net	119,394	88,345
Operating lease right-of-use assets	363,719	333,877
Goodwill	1,086,438	1,087,784
Other intangible assets, net	196,652	203,370
Other assets	74,912	83,609
Total assets	$2,781,553	$2,968,814

Liabilities and Stockholders' Equity
Liabilities:
Accrued salaries and bonuses	$552,673	$765,877
Accounts payable and accrued expenses	95,125	113,421
Deferred income	37,370	40,695
Deferred income taxes	349	544
Operating lease liabilities	419,421	374,869
Other liabilities	30,539	60,111
Total liabilities	1,135,477	1,355,517

Stockholders' equity:
Class A common stock, $0.001 par value. Authorized 1,000,000,000 shares; issued and outstanding 51,565,992 and 50,638,924 shares, respectively	52	51
Class B common stock, $0.001 par value. Authorized 1,000,000,000 shares; issued and outstanding 17,427,625 and 18,048,345 shares, respectively	17	18
Additional paid-in capital	638,404	642,970
Retained earnings	1,087,326	1,033,072
Accumulated other comprehensive loss	(79,723)	(62,814)
Total stockholders’ equity	1,646,076	1,613,297
Total liabilities and stockholders’ equity	$2,781,553	$2,968,814

HOULIHAN LOKEY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Three Months Ended September 30,		Six Months Ended September 30,
(In thousands, except share and per share data)	2023	2022	2023	2022
Revenues	$466,989	$489,537	$882,818	$908,181
Operating expenses:
Employee compensation and benefits	296,542	309,859	560,025	575,594
Travel, meals, and entertainment	14,151	12,370	30,169	23,420
Rent	19,013	13,285	36,416	25,075
Depreciation and amortization	7,086	19,475	13,618	38,618
Information technology and communications	14,328	13,183	27,876	24,173
Professional fees	10,859	9,598	20,416	16,067
Other operating expenses	14,733	22,396	30,674	38,293
Total operating expenses	376,712	400,166	719,194	741,240
Operating income	90,277	89,371	163,624	166,941
Other (income)/expense, net	(3,296)	5,104	(6,301)	6,853
Income before provision for income taxes	93,573	84,267	169,925	160,088
Provision for income taxes	26,542	23,537	41,504	28,576
Net income	$67,031	$60,730	128,421	131,512

Weighted average shares of common stock outstanding:
Basic	64,551,353	63,422,701	64,180,642	63,350,545
Fully diluted	67,867,381	69,800,028	67,881,623	69,316,792
Earnings per share attributable to Houlihan Lokey, Inc.
Basic	$1.04	$0.96	$2.00	$2.08
Fully diluted	$0.99	$0.87	$1.89	$1.90

HOULIHAN LOKEY, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO ADJUSTED FINANCIAL INFORMATION
(UNAUDITED)

	Three Months Ended September 30,		Six Months Ended September 30,
(In thousands, except share and per share data)	2023	2022	2023	2022
Revenues	$466,989	$489,537	$882,818	$908,181

Employee compensation and benefits expenses
Employee compensation and benefits expenses (GAAP)	$296,542	$309,859	$560,025	$575,594
Less: Acquisition related retention payments	(9,342)	(8,796)	(17,092)	(17,064)
Employee compensation and benefits expenses (adjusted)	287,200	301,063	542,933	558,530

Non-compensation expenses
Non-compensation expenses (GAAP)	$80,170	$90,307	$159,169	$165,646
Less: Integration and acquisition related costs	(1,465)	(2,325)	(1,465)	(2,325)
Less: Acquisition amortization	(3,360)	(15,624)	(6,715)	(31,389)
Non-compensation expenses (adjusted)	75,345	72,358	150,989	131,932

Operating income
Operating income (GAAP)	$90,277	$89,371	$163,624	$166,941
Plus: Adjustments (1)	14,167	26,745	25,272	50,778
Operating income (adjusted)	104,444	116,116	188,896	217,719

Other (income)/expense, net
Other (income)/expense, net (GAAP)	$(3,296)	$5,104	$(6,301)	$6,853
Less: Warrant revaluation	—	(1,014)	—	(2,264)
Plus/(less): Change in acquisition earnout liability fair value	816	(2,841)	816	(2,841)
Other (income)/expense, net (adjusted)	(2,480)	1,249	(5,485)	1,748

Provision for income taxes
Provision for income taxes (GAAP)	$26,542	$23,537	$41,504	$28,576
Plus: Impact of the excess tax benefit for stock vesting	—	—	7,299	8,102
Plus: Release of the provision for an uncertain tax position as a result of the successful closure of a state audit	—	—	—	5,762
Adjusted provision for income taxes	26,542	23,537	48,803	42,440
Plus: Resulting tax impact (2)	3,787	8,547	7,025	14,849
Provision for income taxes (adjusted)	30,329	32,084	55,828	57,289

Net income
Net income (GAAP)	$67,031	$60,730	$128,421	$131,512
Plus: Adjustments (3)	9,564	22,053	10,132	27,170
Net income (adjusted)	76,595	82,783	138,553	158,682

Fully diluted shares outstanding
Fully diluted shares outstanding (GAAP)	67,867,381	69,800,028	67,881,623	69,316,792
Plus: Impact of unvested GCA retention and deferred share awards	1,132,423	—	1,257,446	—
Fully diluted shares outstanding (adjusted)	68,999,804	69,800,028	69,139,069	69,316,792

Diluted EPS attributable to Houlihan Lokey, Inc. (GAAP)	$0.99	$0.87	$1.89	$1.90
Diluted EPS attributable to Houlihan Lokey, Inc. (adjusted)	$1.11	$1.19	$2.00	$2.29
(1)The aggregate of adjustments from employee compensation and benefits and non-compensation expenses.
(2)Reflects the tax impact of utilizing the adjusted effective tax rate on the non-tax adjustments identified above.
(3)Consists of all adjustments identified above net of the associated tax impact.